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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                   BUCA, INC.

                                    ARTICLE I

        The name of this Corporation is BUCA, Inc.

                                   ARTICLE II

        The registered office of this Corporation is located at Suite 301A, 3001 Hennepin Avenue South, Minneapolis, Minnesota 55408.

                                   ARTICLE III

(A)     Authorized Capital Stock.

        (a) General. The aggregate number of shares of stock which the corporation is authorized to issue is 28,500,000 shares, par value $.01 per share, of which 19,650,000 are designated as common shares (the "Common Stock"), 2,396,800 are designated as series A convertible preferred stock (the "Series A Preferred Stock"), 2,100,000 are designated as series B convertible preferred stock (the "Series B Preferred Stock"), 3,679,053 are designated as series C convertible preferred stock (the "Series C Preferred Stock") and 674,147 are undesignated (the "Undesignated Capital Stock"). The shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are referred to herein collectively as the "Preferred Stock." The shares of Common Stock, Preferred Stock and Undesignated Capital Stock are referred to herein collectively as the "capital stock".

        All shares of Preferred Stock which shall have been acquired by the corporation shall have the status of Undesignated Capital Stock of the corporation.

        The rights, preferences and privileges and restrictions granted to and imposed upon the Common Stock and the Preferred Stock are set forth in this
Article III and such rights, privileges, preferences and restrictions shall supersede and replace in all respects Article III of the Amended and Restated Articles of Incorporation.

        (b) Authority Relative to Undesignated Preferred Stock. Authority is hereby expressly vested in the Board of Directors of the corporation, subject to the provisions of this Article III and to limitations prescribed by law, to authorize the issuance from time to time of one or more series of Undesignated Preferred Stock and, with respect to each such series, to determine or fix, by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without
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limitation, the determination or fixing of the rates of and terms and conditions upon which any dividends shall be payable on such series, any terms under or conditions on which the shares of such series may be redeemed, any provision made for the conversion or exchange of the shares of such series for shares of any other class or classes or of any other series of the same or any other class or classes of the corporation's capital stock, and any rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation.

(B)     Voting Privileges.

        (a) General. Each holder of Preferred Stock shall have that number of votes on all matters submitted to the shareholders and all matters that require the consent or approval of holders of Preferred Stock under this Article III that is equal to the number of shares of Common Stock into which such holder's shares of Preferred Stock are then convertible, as hereinafter provided. Each holder of Common Stock shall have one vote on all matters submitted to the shareholders for each share of Common Stock standing in the name of such holder on the books of the corporation. Except as otherwise provided herein, and except as otherwise required by agreement or law, the shares of capital stock of the corporation shall vote as a single class on all matters submitted to the shareholders.

        (b) Election of Directors: General. So long as any shares of Preferred Stock are outstanding, (i) the Board of Directors of the corporation shall consist of not more than seven (7) members (subject to increase as required in order to effect the provisions of paragraph (c) below); (ii) the holders of the Series A Preferred Stock, exclusively and voting as a single class, shall be entitled, by the affirmative vote of the holders of a majority of the total votes to which such holders are entitled, to elect two of the directors of the corporation and to exercise any right of removal or replacement of such directors; (iii) the holders of the Series C Preferred Stock, exclusively and voting as a single class, shall be entitled, by the affirmative vote of the holders of a majority of the total votes to which such holders are entitled, to elect one of the directors of the corporation and to exercise any right of removal or replacement of such director and, in the event the number of directors on the corporation's Board of Directors shall be increased above seven
(7), then the holders of the Series C Preferred Stock shall have the right to elect one or more additional directors so that the percentage of directors elected by the holders of the Series C Preferred Stock shall not be less than the percentage of the directors elected by such holders as of the Phase I Closing (as defined in the 1998 Purchase Agreement (as hereinafter defined)) (provided that the first such additional director shall be elected jointly by the holders of the Series A Preferred Stock and the Series C Preferred Stock, voting together as a class); (iv) the holders of the Common Stock, exclusively and voting as a single class, shall be entitled, by the affirmative vote of the holders of a majority of the total votes to which such holders are entitled, to elect two directors of the corporation and to exercise any right of removal or replacement of such directors; and (v) the remaining directors shall be approved by the affirmative vote of the holders of a majority of the total votes to which the holders of Common Stock and Preferred Stock are entitled, voting together as a class; provided, however, that, the incumbent chief

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executive officer of the corporation shall be elected as one of the remaining directors under clause (v) above; and the other director elected pursuant to clause (v) above shall be a person chosen jointly by the holders of Common Stock and the holders of Preferred Stock, but in any case approved by the holders of a majority of the Preferred Stock outstanding from time to time. Except in the case of the directorship to be filled from time to time by the incumbent chief executive officer of the corporation, upon expiration of the term of any director elected pursuant to clause (v) above, or if any director shall cease to serve in such capacity for any other reason, any new director who shall thereafter be nominated and elected to replace such directors shall be an individual approved by the holders of a majority of the Preferred Stock outstanding at such time.

        (c) Election of Directors: Certain Events of Default. Upon the occurrence of an Event of Default as defined in the Stock Purchase Agreement dated as of October __, 1998 (the "1998 Purchase Agreement") among the corporation and the Purchasers named therein, or pursuant to Section 13.1(d) of the Stock Purchase Agreement dated as of September 2, 1997 (the "1997 Purchase Agreement") among the corporation and the Purchasers named therein, as each may be amended from time to time (which amendment does not require the approval of the shareholders of the corporation), and so long as such Event of Default continues unremedied, then, unless such Event of Default shall have been waived by the holders of two-thirds of the outstanding shares of Preferred Stock, the holders of two-thirds of the outstanding shares of Preferred Stock shall be entitled to designate a majority of the Board of Directors of the corporation as hereinafter provided. In the event the holders of the outstanding shares of Preferred Stock are entitled to designate a majority of the Board of Directors of the corporation pursuant to the immediately preceding sentence, the holders of Preferred Stock may by a consent in writing to be signed by the holders of the minimum percentage of the voting interest of the Preferred Stock as is required under Minnesota law and these Articles of Incorporation (but not less than two-thirds) and delivered to the corporation without a meeting elect that number of additional directors (the "Additional Directors") which, when combined with the number of directors the holders of Preferred Stock have the right to designate and have elected pursuant to paragraph (b) above, will constitute a majority of the Board of Directors; or the corporation shall, immediately upon receiving written notice from the holders of two-thirds of the outstanding shares of Preferred Stock, call a special meeting of holders of Preferred Stock to be held as soon as possible, but in any event within fifteen days of the date of the notice of such meeting. At such special shareholders' meeting the Additional Directors of the corporation shall be elected from designees nominated by the holders of two-thirds of the outstanding shares of Preferred Stock. Any right to continue to designate a majority of the Board of Directors of the corporation shall expire, the term of office of the Additional Directors added to the Board of Directors in accordance with the provisions of this paragraph (c) shall expire, and the number of directors constituting the Board of Directors shall be decreased to such number as constituted the whole Board of Directors of the corporation prior to the election of Additional Directors in accordance with the provisions of this paragraph (c), 90 days after the later of
(a) the curing of the Event of Default upon which the right was exercised, or
(b) the curing of any Event of Default occurring after the Event of Default upon which such right was exercised. When, to its knowledge, any

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Event of Default described herein has occurred or exists, the corporation agrees to give written notice within three business days of such Event of Default to the holders of all outstanding shares of Preferred Stock. If the holder of any shares of Preferred Stock shall give any notice or take any other actions in respect of a claimed Event of Default, the corporation will forthwith give written notice thereof to all other holders of Preferred Stock at the time outstanding, describing such notice or action and the nature of the claimed
Event of Default.

        (d) Additional Class Votes by Preferred Stock. Without the affirmative vote or written consent of the holders (acting together as a class) of at least two-thirds of the shares of Preferred Stock at the time outstanding, the corporation shall not:

               (i) authorize or issue any additional shares of Preferred Stock, or any shares of stock having priority over the Preferred Stock or ranking on a parity therewith as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the corporation; or

               (ii) amend the Articles of Incorporation of the corporation so as to alter any existing provision relating to Preferred Stock or the holders thereof or waive any of the rights granted to the holders of the Preferred Stock by the Articles of Incorporation of the corporation.

        (e) Vote on Sale or Merger. Without the affirmative vote or written consent of the holders of at least two-thirds of the voting power of the Common Stock and the Preferred Stock entitled to vote at the time outstanding (acting together as a single class), the corporation shall not sell, lease, license or otherwise dispose of all or substantially all of the assets of the corporation or of any subsidiary of the corporation, or any asset or assets which have a material effect upon the business or financial condition of the corporation or any subsidiary of the corporation, nor shall the corporation or any subsidiary of the corporation consolidate with or merge into any other corporation or entity, or permit any other corporation or entity to consolidate or merge into the corporation or any subsidiary of the corporation, or enter into a plan of exchange with any other corporation or entity, or otherwise acquire any other corporation or entity; provided nothing herein shall require the vote or consent herein provided in connection with a merger or consolidation of any wholly-owned subsidiary with another wholly-owned subsidiary or into the corporation.

        (f) No Cumulative Voting. No holder of shares of capital stock of the corporation shall have any cumulative voting rights.

(C)     Preemptive Rights.

        Except for the rights granted by Section 9.16 of the 1998 Purchase Agreement, no holder of shares of any class of capital stock of the corporation shall be entitled as such, as a matter of right, to subscribe for, purchase or receive any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into or exchangeable for any stock of any

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class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

(D)     Dividends.

        From and after the issuance thereof, (a) the Series A Preferred Stock shall be entitled to receive cumulative cash dividends when, as, and if declared by the Board of Directors at the annual rate of $0.2625 per share, payable quarterly on the last days of March, June, September and December in each year, commencing December 31, 1996, with respect to the three months then ending, (b) the Series B Preferred Stock shall be entitled to receive cumulative cash dividends when, as, and if declared by the Board of Directors at the annual rate of $0.315 per share, payable quarterly on the last days of March, June, September and December in each year, commencing September 30, 1997, with respect to the three months then ending and (c) the Series C Preferred Stock shall be entitled to receive cumulative cash dividends when, as and if declared by the Board of Directors at the annual rate of $0.35875 per share, payable quarterly on the last days of March, June, September and December in each year, commencing September 30, 1998, with respect to the three months then ending. All such dividends shall accrue from day to day whether or not earned or declared, and shall be payable before any dividends on any shares of Common Stock shall be declared or paid or set apart for payment, and shall be cumulative (whether or not in any quarterly dividend period there shall be funds of the corporation legally available for the payment of such dividends), so that if at any time dividends on the outstanding Preferred Stock at such rate have not been paid thereon, or funds set apart for the payment thereof, with respect to all preceding quarterly dividend periods, the amount of such deficiency shall be fully paid, or set apart for payment, before any distribution by way of dividend or otherwise shall be declared or paid upon, or set apart for, the shares of Common Stock or any other class of shares of the corporation ranking junior to the Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution or winding up of the corporation. The amount of dividends payable on the Preferred Stock for any period shorter or longer than a full three months shall be computed on the basis of 30-day months and a 360-day year.

        No dividends shall be paid upon, or declared or set apart for, any share of Preferred Stock for any quarterly dividend period unless at the same time a like dividend for the same quarterly dividend period, in the same proportion to the annual dividend rate for such Preferred Stock set forth above, shall be paid upon, or declared and set apart for, all shares of Preferred Stock then issued and outstanding.

        Dividends on shares of capital stock of the corporation shall be payable only out of funds legally available therefor.

(E)     Other Terms of the Preferred Stock.

        (a) Liquidation Preference. In the event of an involuntary or voluntary liquidation or

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dissolution of the corporation at any time.

                (1) The holders of shares of Series A Preferred Stock shall be entitled to receive out of the assets of the corporation an amount equal to the following: (i) $3.75 per share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) plus dividends unpaid and accumulated or accrued thereon (collectively the "Series A Liquidation Preference"), and (ii) an amount per share equal to the amount to which the shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock would be entitled, after payment of all preferences applicable to shares of capital stock as set forth in these Amended and Restated Articles of Incorporation, had such share of Series A Preferred Stock (and all other outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) been converted into Common Stock pursuant to the provisions hereof immediately prior to such event of liquidation, dissolution or winding up and such Common Stock shared ratably with all outstanding Common Stock in any remaining assets or surplus funds available for distribution;

                (2) The holders of shares of Series B Preferred Stock shall be entitled to receive out of the assets of the corporation an amount equal to the following: (i) $4.50 per share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) plus dividends unpaid and accumulated or accrued thereon (collectively the "Series B Liquidation Preference"), and (ii) an amount per share equal to the amount to which the shares of Common Stock issuable upon conversion of such share of Series B Preferred Stock would be entitled, after payment of all preferences applicable to shares of capital stock as set forth in these Amended and Restated Articles of Incorporation, had such share of Series B Preferred Stock (and all other outstanding shares of Series B Preferred Stock, Series A Preferred Stock and Series C Preferred Stock) been converted into Common Stock pursuant to the provisions hereof immediately prior to such event of liquidation, dissolution or winding up and such Common Stock shared ratably with all outstanding Common Stock in any remaining assets or surplus funds available for distribution; and

                (3) The holders of shares of Series C Preferred Stock shall be entitled to receive out of the assets of the corporation an amount equal to the following: (i) $5.125 per share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) plus dividends unpaid and accumulated or accrued thereon (collectively the "Series C Liquidation Preference") and (ii) an amount per share equal to the amount to which the shares of Common Stock issuable upon conversion of such shares of Series C Preferred stock would be entitled, after payment of all preferences applicable to shares of capital stock as set forth in these Amended and Restated Articles of Incorporation, had such share of Series C Preferred Stock (and all other outstanding shares of Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock) been converted into Common Stock pursuant to the provisions hereof immediately prior to such event of liquidation, dissolution or winding up and such Common Stock shared ratably with all outstanding Common Stock in any remaining assets or surplus funds available for distribution;

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provided, however, that the amount required to be paid pursuant to clauses (i)
and (ii) of clauses (1), (2) and (3) to holders of Preferred Stock shall not exceed $15.75 per share. In the event of either an involuntary or a voluntary liquidation or dissolution of the corporation, payment shall be made to the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in the amounts herein fixed as the Series A Liquidation Preference, Series B Liquidation Preference and Series C Liquidation Preference before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class of shares of the corporation ranking junior to the Preferred Stock with respect to payment upon dissolution or liquidation of the corporation. If upon any liquidation or dissolution of the corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock the full amount of the liquidation preference to which they respectively shall be entitled, the holders of such shares shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be entitled.

        At any time, in the event of the merger or consolidation of the corporation into or with another corporation or the merger or consolidation of any other corporation into or with the corporation or a plan of exchange between the corporation and any other corporation (in which consolidation or merger or plan of exchange any shareholders of the corporation receive distributions of cash or securities or other property), or the sale, transfer or other disposition of all or substantially all of the assets of the corporation, then, subject to the provisions of this paragraph, such transaction shall be deemed, solely for purposes of determining the amounts to be received by the holders of the Preferred Stock in such merger, consolidation, plan of exchange, sale, transfer or other disposition, and for purposes of determining the priority of receipt of such amounts as between the holders of the Preferred Stock and the holders of the Common Stock, to be a liquidation or dissolution of the corporation if the holders of two-thirds of the outstanding shares of Preferred Stock so elect by giving written notice thereof to the corporation at least two days before the effective date of such transaction. If no such notice is given, the provisions of subparagraph (c)(7) hereof shall apply. The corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than 14 days prior to the shareholders' meeting or solicitation of consents of the shareholders of the corporation to approve such transaction, or 14 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the transaction and of this subparagraph (a) (including, without limiting the generality of the foregoing, a description of the value of the consideration, if any, being offered to the holders of the Preferred Stock in the transaction and the amount to which such holders would be entitled if such transaction were (as described above) to be deemed to be a liquidation or dissolution of the corporation), and the corporation shall thereafter give such holders prompt notice of any material changes to such terms and conditions. The transaction shall in no event take place sooner than 14 days after the mailing by the corporation of the first notice provided for herein or sooner than ten days after the mailing by the corporation of any notice of material changes provided for herein;

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provided, however, that such periods may be reduced upon the written consent of the holders of two-thirds of the Preferred Stock, voting together as a single class.

        The amount deemed distributed to the holders of the Preferred Stock upon a liquidation or dissolution (including any transaction deemed a liquidation or dissolution of the corporation as determined by the holders of two-thirds of the outstanding shares of the Preferred Stock pursuant to the preceding paragraph) shall be the cash or fair market value of the property, rights, or securities distributed to such holders. The value of such property, rights, or securities shall be determined in good faith by the Board of Directors of the corporation; provided, however, that in the event that the amounts paid pursuant to such merger, consolidation, plan of exchange, sale, transfer or other disposition are in securities of another corporation (i) of a class that is traded on a national securities exchange, the NASDAQ National Market or the NASDAQ Small Cap Market (a "Publicly Traded Security"), the offer and sale of which shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), such securities shall be valued at the average closing price per share for such securities on the 10 days preceding the date of the consummation of the merger, consolidation, plan of exchange, sale, transfer or other disposition, or (ii) of a class that is a Publicly Traded Security, the offer and sale of which shares have not been registered under the Securities Act, such securities shall be valued at 80% of the average closing price per share for such securities on the 10 days preceding the date of the consummation of the merger, consolidation, plan of exchange, sale, transfer or other disposition, or (iii) of a class that is not a Publicly Traded Security, such securities shall be valued based on a valuation of an independent expert, mutually acceptable to the Board of Directors of the corporation and the holders of two-thirds of the outstanding shares of Preferred Stock.

        Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Preferred Stock to convert such shares at any time and from time to time in accordance with subparagraph (c) below.

        (b) Redemption: Certain Events of Default. (i) On July 1, 2003, the corporation shall give written notice to each holder of shares of Preferred Stock, at such holder's post-office address as shown on the records of the corporation, that such holder may elect, by written notice to the corporation sent on or prior to August 15, 2003, to have the corporation redeem, on October 1, 2003, all or any part of a number of shares of Series A Preferred Stock equal to such holder's pro rata portion of 30% of the number of shares of Series A Preferred Stock issued by the corporation on or prior to December 31, 1996, all or any part of a number of shares of Series B Preferred Stock equal to such holder's pro rata portion of 30% of the number of shares of Series B Preferred Stock issued by the corporation to such holder pursuant to the 1997 Purchase Agreement, and all or any part of a number of shares of Series C Preferred Stock equal to such holder's pro rata portion of 30% of the number of shares of Series C Preferred Stock issued by the corporation to such holder pursuant to the 1998 Purchase Agreement. Upon receipt of such written notice from such holder, the corporation shall be obligated to redeem for cash, out of funds legally available therefor, the number of shares specified by such holder in such notice, at a redemption price of $3.75 per share of Series A Preferred Stock (appropriately adjusted to reflect

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stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), plus dividends unpaid and accumulated or accrued thereon (the "Series A Redemption Price"), $4.50 per share of Series B Preferred Stock (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), plus dividends unpaid and accumulated or accrued thereon (the "Series B Redemption Price") and $5.125 per share of Series C Preferred Stock (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), plus dividends unpaid and accumulated or accrued thereon (the "Series C Redemption Price").

        On July 1, 2004, the corporation shall give written notice to each holder of shares of Preferred Stock, at such holder's post-office address as shown on the records of the corporation, that such holder may elect, by written notice to the corporation sent on or prior to August 15, 2004, to have the corporation redeem, on October 1, 2004, all or any part of a number of shares of Series A Preferred Stock equal to such holder's pro rata portion of 30% of the number of shares of Series A Preferred Stock issued by the corporation on or prior to December 31, 1996 plus the number of shares previously eligible for redemption that were not so redeemed, all or any part of a number of shares of Series B Preferred Stock equal to such holder's pro rata portion of 30% of the number of shares of Series B Preferred Stock issued by the corporation to such holder pursuant to the 1997 Purchase Agreement plus the number of shares previously eligible for redemption that were not so redeemed, and all or any part of a number of shares of Series C Preferred Stock equal to such holder's pro rata portion of 30% of the number of shares of Series C Preferred Stock issued by the corporation to such holder pursuant to the 1998 Purchase Agreement plus the number of shares previously eligible for redemption that were not so redeemed. Upon receipt of such written notice from such holder, the corporation shall be obligated to redeem for cash, in the amount of the Series A Redemption Price, out of funds legally available therefor, the number of shares of Series A Preferred Stock specified by such holder in such notice, in the amount of the Series B Redemption Price, out of funds legally available therefor, the number of shares of Series B Preferred Stock specified by such holder in such notice and in the amount of the Series C Redemption Price, out of funds legally available therefor, the number of shares of Series C Preferred Stock specified by such holder in such notice.

        On July 1, 2005, the corporation shall give written notice to each holder of shares of Preferred Stock, at such holder's post-office address as shown on the records of the corporation, that such holder may elect, by written notice to the corporation sent on or prior to August 15, 2005, to have the corporation redeem, on October 1, 2005, all or any part of the balance of the shares of Preferred Stock held by such holder. Upon receipt of such written notice from such holder, the corporation shall be obligated to redeem for cash, in the amount of the Series A Redemption Price, out of funds legally available therefor, the number of shares of Series A Preferred Stock specified by such holder in such notice, in the amount of the Series B Redemption Price, out of funds legally available therefor, the number of shares of Series B Preferred Stock specified by such holder in such notice and in the amount of the Series C Redemption Price, out of funds legally available therefor, the number of shares of Series C

                                      -9-
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Preferred Stock specified by such holder in such notice.

        References in this subparagraph (b)(i) to a holder's "pro rata portion" shall be calculated based on such holder's record ownership of outstanding shares of Preferred Stock as of each date notice by the corporation is given regarding each redemption.

        (ii) The corporation shall, to the extent that funds are legally available therefor, and upon payment by the corporation in cash of the Series A Redemption Price with respect to shares of Series A Preferred Stock, in cash of the Series B Redemption Price with respect to shares of Series B Preferred Stock, and in cash of the Series C Redemption Price with respect to shares of Series C Preferred Stock, to the extent not previously redeemed pursuant to subparagraph (b)(i) above, upon (x) the occurrence of an Event of Default as defined in the 1998 Purchase Agreement or Section 13.1(d) of the 1997 Purchase Agreement and (y) the written request for redemption after such Event of Default by the holders of two-thirds of the outstanding shares of Preferred Stock, redeem all of the shares of Preferred Stock then outstanding.

        (iii) If at the time of any required redemption the funds legally available for such redemption shall be insufficient to redeem the number of shares of Preferred Stock specified in subparagraph (b)(i) or (b)(ii), redemptions shall be made as among the holders of such shares of Preferred Stock on a pro rata basis (based on the full amounts to which such holders would otherwise be entitled to be redeemed) to the extent funds are then legally available for such redemptions. Thereafter, as and to the extent legally available funds for the redemption thereof exist from time to time, the corporation shall redeem additional shares of Preferred Stock, pro rata as among the holders thereof (based on the full amounts to which such holders would otherwise be entitled to be redeemed), until all shares of Preferred Stock required by this subparagraph (b) to be redeemed have been redeemed.

        In the event of a redemption of less than all of the outstanding shares of Preferred Stock pursuant to subparagraph (b)(i) or (b)(ii), redemptions as among the holders of such shares of Preferred Stock shall be on a pro rata basis (based on the full amounts to which such holders would otherwise be entitled to be redeemed).

        Optional redemptions of shares of Preferred Stock by the corporation from any holder thereof in addition to the aforesaid required redemptions are not permitted without the consent of such holder.

        On or after the date fixed for redemption in subparagraph (b)(i) or
(b)(ii), each holder of shares of Preferred Stock that has elected to redeem such shares shall surrender the certificate or certificates evidencing such shares to the corporation at the place the corporation shall designate in the notice and shall thereupon be entitled to receive payment. If less than all of the shares represented by any such surrendered certificate or certificates are redeemed, the corporation shall issue a new certificate for the unredeemed shares.

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        If the corporation deposits, on or prior to any date fixed for redemption of shares of Preferred Stock, with any bank or trust company having capital and surplus of at least $10,000,000, as a trust fund, a sufficient sum to redeem, on the date fixed for redemption thereof, the shares then requested to be redeemed by the holder thereof, with instructions and authority to such bank or trust company to pay the redemption price on or after the date fixed for redemption or prior thereto upon the surrender of the certificates representing the shares then being redeemed, then and from and after the date of such deposit, and notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, the shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect thereto shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company, at any time after the date of such deposit, the sum so deposited, without interest, and the right to convert such shares as provided in subparagraph (c) below. Any funds so deposited and unclaimed at the end of four years from such redemption date shall be released or repaid to the corporation, after which the holders of the shares so called for redemption shall be entitled to receive payment of the redemption price only from the corporation.

        (c) Conversion Right. At the option of the holders thereof, the shares of Series A Preferred Stock shall be convertible, at the office of the corporation (or at such other office or offices, if any, as the Board of Directors may designate), into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the corporation, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of Series A Preferred Stock being deemed to have a value of $3.75 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion of Series A Preferred Stock (herein called the "Series A Conversion Price") shall be initially $3.75 per share of Common Stock (i.e., at an initial conversion rate of one share of Common Stock for each share of Series A Preferred Stock), provided, however, that such initial Series A Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. In the case of the call for redemption of any shares of Series A Preferred Stock, such right of conversion shall cease and terminate as to the shares designated for redemption on the day such shares are actually redeemed by the corporation.

        At the option of the holders thereof, the shares of Series B Preferred Stock shall be convertible, at the office of the corporation (or at such other office or offices, if any, as the Board of Directors may designate), into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the corporation, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of Series B Preferred Stock being deemed to have a value of $4.50 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion of Series B Preferred Stock (herein called the "Series B Conversion Price") shall be initially $4.50 per share of Common Stock (i.e., at an initial conversion rate of one share of Common Stock for each share of Series B Preferred Stock), provided, however, that such initial Series B Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided.

In the case of the call for redemption of any shares of Series B Preferred Stock, such right of conversion shall cease and terminate as to the shares designated for redemption on the day such shares are actually redeemed by the corporation.

        At the option of the holders thereof, the shares of Series C Preferred Stock shall be convertible, at the office of the corporation (or at such other office or offices, if any, as the Board of Directors may designate), into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the corporation, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of Series C Preferred Stock being deemed to have a value equal to the Series C Conversion Price (as defined below) for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion of Series C Preferred Stock shall be $5.125 per share of Common Stock plus an amount equal to 10% per annum computed on $5.125 for the period, if any, from October 5, 1998, or the date the Articles of Incorporation of the corporation are first amended to provide for the authorization of the Series C Preferred Stock (as evidenced by the filing of such amendment with the Secretary of State of the State of Minnesota), whichever is the last to occur (the "base date"), until the earlier of the date of the original issuance of the shares of Series C Preferred Stock being converted or the date of issuance by the corporation of any contingent value rights pursuant to which such shares of Series C Preferred Stock are issued (including any adjustments thereto, the "Series C Conversion Price") (i.e., at an initial conversion rate at the base date of one share of Common Stock per each share of Series C Preferred Stock, such conversion rate to be reduced for any shares of Series C Preferred Stock issued after, or pursuant to contingent value rights issued after, the base date to a rate determined by dividing $5.125 by the applicable Series C Conversion Price for such shares being converted), provided, however, that such Series C Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. In the case of the call for redemption of any shares of Series C Preferred Stock, such right of conversion shall cease and terminate as to the shares designated for redemption on the day such shares are actually redeemed by the corporation.

        The following provisions shall govern such right of conversion:

                      (1) In order to convert shares of Preferred Stock into shares of Common Stock of the corporation, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the corporation or in blank, and give written notice to the corporation at such office that such holder elects to convert such shares. Shares of Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of Common Stock of the corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the corporation shall issue and deliver or cause to be issued and delivered at such office a certificate or certificates for the number of shares of Common Stock of the corporation issuable upon such conversion.

                      (2) The Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be subject to adjustment from time to time as hereinafter provided. Upon each such adjustment to the Series A Conversion Price, each holder of shares of Series A Preferred Stock shall thereafter be entitled to receive the number of shares of Common Stock of the corporation obtained by multiplying the Series A Conversion Price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the Series A Conversion Price resulting from such adjustment. Upon each such adjustment to the Series B Conversion Price, each holder of shares of Series B Preferred Stock shall thereafter be entitled to receive the number of shares of Common Stock of the corporation obtained by multiplying the Series B Conversion Price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the Series B Conversion Price resulting from such adjustment. Upon each such adjustment to the Series C Conversion Price, each holder of shares of Series C Preferred Stock shall thereafter be entitled to receive the number of shares of Common Stock of the corporation obtained by multiplying the Series C Conversion Price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the Series C Conversion Price resulting from such adjustment.

                      (3) Except for (i) options to purchase shares of Common Stock and the issuance of awards of Common Stock pursuant to key employee and consultant benefit plans adopted by the corporation, shares of Common Stock issued upon the exercise of such options granted pursuant to such plans and options granted and shares of common stock issued pursuant to that certain employment agreement dated October 23, 1996 between the corporation and Joseph P. Micatrotto (provided that the aggregate number of shares thus awarded and covered by unexercised options and thus issued pursuant to such options shall not be in excess of 1,500,000 issued since October 23, 1996 (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes)),
                      (ii) $1,780,000 in aggregate principal amount of Series A Convertible Subordinated Debentures due 2001 and shares of Common Stock issued upon conversion of such debentures (appropriately adjusted in accordance with the terms thereof), (iii) warrants to purchase shares of Series A Preferred Stock pursuant to warrants granted to Michael L. Bochert dated October 23, 1996 and Piper Jaffray Inc. dated October 23, 1996, any shares of Series A Preferred Stock issued upon exercise of such warrants and any shares of Common Stock issued upon conversion of such shares of Series A Preferred Stock (appropriately adjusted in accordance with the terms thereof), (iv) warrants to purchase up to 50,000 shares of Series B Preferred Stock issued to Piper Jaffray, Inc. on September 2, 1997, any shares of Series B Preferred Stock issued upon exercise of such warrants and any shares of Common Stock issued upon the conversion of such shares of Series B Preferred Stock (appropriately adjusted in accordance with the terms thereof), (v) warrants to purchase up to 241,666 shares of Common Stock issued to Sirrom Capital Corporation, and up to 132,917 shares of Common Stock issued to Regent Capital Partners, L.P. and any shares of Common Stock issued upon the exercise of such warrants (appropriately adjusted in accordance with the terms thereof), (vi) warrants to purchase up to 100,000 shares of Common Stock issued to the holders of Series B Preferred Stock on October 31, 1997 and any shares of Common Stock issued upon the exercise of such warrants (appropriately adjusted in accordance with the terms thereof), (vii) options to purchase up to 24,000 shares of Common Stock issued to a landlord of one of the corporation's restaurant sites (appropriately adjusted in accordance with the terms thereof) and (viii) securities issued with the written consent of the holders of two-thirds of the Preferred Stock:

                             If and whenever the corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series A Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Series A Conversion Price and (2) the consideration, if any, received by the corporation upon such issue or sale, by (B) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (2) the number of shares of Common Stock thus issued or sold. Solely for purposes of (A) and (B) above, the term "Common Stock outstanding" shall include those shares of Common Stock issuable upon conversion of outstanding shares of Preferred Stock; and

                             If and whenever the corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series B Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Series B Conversion Price and (2) the consideration, if any, received by the corporation upon such issue or sale, by (B) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (2) the number of shares of Common Stock thus issued or sold. Solely for purposes of (A) and (B) above, the term "Common Stock outstanding" shall include those shares of Common Stock issuable upon conversion of outstanding shares of Preferred Stock; and

                             If and whenever the corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series C Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Series C Conversion Price and (2) the consideration, if any, received by the corporation upon such issue or sale, by (B) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (2) the number of shares of Common Stock thus issued or sold. Solely for purposes of (A) and (B) above, the term "Common Stock outstanding" shall include those shares of Common Stock issuable upon conversion of outstanding shares of Preferred Stock; and

                             No adjustment of the Series A Conversion Price, the
               Series B Conversion Price or the Series C Conversion Price, however, shall be made in an amount less than 2% of such conversion price in effect on the date of such adjustment, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any such adjustment so carried forward, shall be an amount equal to or greater than 4% of such conversion price then in effect.

                             For the purposes of this subparagraph (3), the
               following provisions

               (i) to (v), inclusive, shall also be applicable:

                                (i) In case at any time the corporation shall
                        grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (a) Common Stock or
                        (b) any obligations or any shares of stock of the corporation which are convertible into, or exchangeable for, Common Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the corporation upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in subparagraph (6) below, no further adjustments of the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                                (ii) In case the corporation shall issue or sell
                        (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (a) except as provided in subparagraph (6) below, no further adjustments of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price have been or are to be made pursuant to other provisions of this subparagraph (3), no further adjustment of the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price shall be made by reason of such issue or sale.

                                (iii) In case any shares of Common Stock or
                        Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the corporation, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the corporation in which the corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the corporation for stock or other securities of any other corporation, the corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of subparagraph (7) below, shall be made after giving effect to such adjustment of the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price.

                                (iv) In case the corporation shall take a record
                        of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (b) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

                                (v) The number of shares of Common Stock
                        outstanding at any given time shall not include shares owned or held by or for the account of the corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph (3).

                        (4) In case the corporation shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in subparagraph (5) below) or Convertible Securities, or in any rights or options to purchase Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter each holder of shares of Preferred Stock upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which such shares of Preferred Stock have been converted, and, in addition and without payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause
                        (ii) above which such holder would have received by way of dividends or distributions if continuously since such holder became the record holder of such shares of Preferred Stock such holder (i) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, and any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the corporation.

                        (5) In case the corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the corporation shall be combined into a smaller number of shares, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                        (6) If (i) the purchase price provided for in any right or option referred to in clause (i) of subparagraph (3), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (i) or clause (ii) of subparagraph (3), or (iii) the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of subparagraph (3) are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Series A

                        Conversion Price, Series B Conversion Price and Series C Conversion Price as would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price then in effect hereunder shall forthwith be increased to such Series A Conversion Price, Series B Conversion Price and Series C Conversion Price as would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in clause (i) of subparagraph (3), or the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of subparagraph (3) are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price then in effect hereunder shall forthwith be decreased to such Series A Conversion Price, Series B Conversion Price and Series C Conversion Price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

                        (7) If any capital reorganization or reclassification of the capital stock of the corporation, or consolidation or merger of the corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, and subject to subparagraph (a) above, lawful and adequate provision shall be made whereby the holders of Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the corporation immediately theretofore receivable upon the conversion of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price and of the number of shares receivable upon the conversion of Preferred Stock) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Preferred Stock. The corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Preferred Stock, at the last addresses of such holders appearing on the books of the corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

                        (8) Upon any adjustment of the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, then and in each case the corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of Preferred Stock, at the addresses of such holders as shown on the books of the corporation, which notice shall state the conversion price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                        (9) In case at any time:

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                                        (i) the corporation shall declare any
                                cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

                                        (ii) the corporation shall pay any
                                dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                                        (iii) the corporation shall offer for
                                subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                                        (iv) there shall be any capital
                                reorganization, or reclassification of the capital stock of the corporation, or consolidation or merger of the corporation with, or sale of all or substantially all of its assets to, another corporation; or

                                        (v) there shall be a voluntary or
                                involuntary dissolution, liquidation or winding up of the corporation;

                                then, in any one or more of said cases, the
                        corporation shall give written notice, by first-class mail, postage prepaid, addressed to the registered holders of Preferred Stock at the addresses of such holders as shown on the books of the corporation, of the date on which (a) the books of the corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the corporation's transfer books are closed in respect thereto.

                        (10) As used in this paragraph (c) the term "Common Stock" shall mean and include the corporation's presently authorized Common Stock and shall also include any capital stock of any class of the corporation hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation,

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

                        dissolution or winding up of the corporation; provided that the shares receivable pursuant to conversion of shares of Preferred Stock shall include shares designated as Common Stock of the corporation as of the date of issuance of such shares of Preferred Stock, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph (7) above.

                        (11) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the day of conversion. "Market price" shall mean if the Common Stock is traded on a securities exchange or on the NASDAQ National Market System, the closing price of the Common Stock on such exchange or the NASDAQ National Market System, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 20 consecutive business days prior to the date as of which "market price" is being determined. If at any time the Common Stock is not traded on an exchange or the NASDAQ National Market System, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the corporation as of a date which is within 15 days of the date as of which the determination is to be made.

                        (12) Each adjustment to the Series C Conversion Price shall apply in respect of all adjustments from and after the Phase I Closing to all Series C Preferred Shares whether issued at the Phase I Closing or any subsequent Phase II Closing.

        (d) Mandatory Conversion. The Preferred Stock shall automatically be converted into shares of Common Stock of the corporation, without any act by the corporation or the holders of the Preferred Stock, concurrently with the closing of the first public offering by the corporation of shares of Common Stock of the corporation registered under the Securities Act in which (1) the aggregate public offering price of the securities sold for cash by the corporation in the offering is at least $15,000,000 or such lower amount as may be approved by the holders of two-thirds of the shares of Preferred Stock then outstanding, (2) the offering is underwritten on a firm commitment basis by an underwriter, or a group of underwriters represented by an underwriter or underwriters, which is a member of the New York Stock Exchange, unless this requirement is

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

waived by the holders of two-thirds of the shares of Preferred Stock then outstanding, and (3) the public offering price per share of Common Stock is at least $12.00 (as adjusted from time to time to reflect stock splits, dividends, recapitalization, combinations or the like), or such lower amount as may be approved by the holders of two-thirds of the shares of Preferred Stock then outstanding (a "Qualified Public Offering"). As used herein, the term "closing" shall mean the delivery by the corporation to the underwriters of certificates representing the shares of Common Stock of the corporation offered to the public against delivery to the corporation by such underwriters of payment therefor. The term "firm commitment basis" with respect to the underwriting of such public offering shall mean a commitment pursuant to a written underwriting agreement under which the nature of the underwriters' commitment is such that all securities will be purchased by such underwriters if any securities are purchased by such underwriters. Each holder of a share of Preferred Stock so converted shall be entitled to receive the full number of shares of Common Stock into which such share of Preferred Stock held by such holder could be converted if such holder had exercised its conversion right at the time of closing of such public offering. Upon such conversion, each holder of a share of Preferred Stock shall immediately surrender such share in exchange for appropriate stock certificates representing a share or shares of Common Stock of the corporation. Any right to any dividends accumulated as of the date of such conversion but not otherwise declared or set aside for payment will lapse.


                                   ARTICLE IV

        An action required or permitted to be taken by the Board of Directors of this Corporation may be taken by written action signed by that number of directors that would be required to take the same action at a meeting of the Board at which all directors are present, except as to those matters requiring shareholder approval, in which case the written action must be signed by all members of the Board of Directors then in office.

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

                                    ARTICLE V

        To the full extent that the Minnesota Statutes, Chapter 302A, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this
Article V shall not adversely affect any right or protection as a director of the Corporation for or with respect to any acts or omission of such director occurring prior to such amendment or repeal.

                                   ARTICLE VI

        The power to adopt, amend or repeal bylaws shall be vested in the Board of Directors of the Corporation, except to the extent otherwise limited by the Minnesota Business Corporation Act.

                                   ARTICLE VII

        The name and address of the incorporator is:

               Barry A. Gersick
               2000 Midwest Plaza Building
               801 Nicollet Mall
               Minneapolis, MN  55402

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